UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2021

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to 12(b) of the Act:

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement

On January 5, 2021, Crescent Capital Group LP (“Crescent”) announced that Crescent and Sun Life Financial Inc. (together with its subsidiaries and joint ventures, “Sun Life”) consummated the previously announced transaction, whereby Sun Life acquired a majority interest in Crescent (the “Transaction”). Consummation of the Transaction resulted in Sun Life acquiring a majority indirect ownership interest in Crescent Capital Advisors, LLC (the “Advisor”), the investment advisor of Crescent Capital BDC, Inc. (the “Company”).

As previously disclosed, the Transaction resulted in a change of control of Crescent and an assignment of the investment advisory agreement between the Company and the Advisor under the Investment Company Act of 1940 (the “1940 Act”) and as a result, the Company’s investment advisory agreement with the Advisor terminated upon completion of the Transaction. At the special meeting of stockholders of the Company held on December 17, 2020, the Company received stockholder approval to enter into a new investment advisory agreement with the Advisor upon the closing of the Transaction. On January 5, 2020 following the consummation of the Transaction, the Company entered into the new Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Advisor. A description of the Investment Advisory Agreement is set forth in “Proposal No. 1: To approve the New Advisory Agreement between the Corporation and the Advisor, to take effect upon the consummation of the transaction with Sun Life” in the Company’s proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2020 (the “Proxy Statement”) and is incorporated herein by reference.

As described in the Proxy Statement, the Investment Advisory Agreement has an initial term of two years. All other substantive terms remain unchanged from the Company’s prior investment advisory agreement with the Advisor. Information regarding the material relationships between the Company and the Advisor is set forth in “Certain Relationships and Related Party Transactions” in the Company’s proxy statement for its 2020 annual meeting, filed with the SEC on April 9, 2020 and incorporated herein by reference.

The foregoing description of the Investment Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Advisory Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Transaction and in order to ensure that the Transaction complies with Section 15(f) of the 1940 Act, including the requirement that at least 75% of the members of the Company’s Board of Directors (the “Board”) not be “interested persons” (as defined in the 1940 Act) of the Company, on January 5, 2021, John S. Bowman, the Chairman of the Board resigned from the Board, effective immediately. Mr. Bowman’s resignation did not involve any disagreements with the Company or the Board with regard to any matter relating to the Company’s operations, policies or practices, and he will remain a member of the Advisor’s investment committee.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

10.1	Investment Advisory Agreement by and between Crescent Capital BDC, Inc. and Crescent Cap Advisors, LLC, dated as of January 5, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL, BDC, INC.

Date: January 6, 2021	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer